EXHIBIT 10.28

                     INTER-TEL.NET NETWORK AGREEMENT

This Agreement is made and entered into this 1st day of Jul, 98 between:
NetVoice Technologies
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(hereinafter referred to as "Customer") and Inter-Tel.net, Inc., a Nevada corporation with offices at 120 N. 44th Street, Suite 200, Phoenix, Arizona, 85034-1822, U.S.A. ("Inter-Tel").

Whereas, Inter-Tel has established a network which enables telecommunications over Internet Protocol ("IP") data networks
("Inter-Tel.net") with Inter-Tel.net software, hardware and related components, and

Whereas, Customer desires to interconnect into Inter-Tel.net with its own network for the provision of services to the general public; and

Whereas, both parties desire to reduce to writing their agreement for the interconnection of each party's Servers into the Network.

Now, therefore, in consideration of the mutual covenants hereunder, the parties hereto agree as follows:

1.0  APPOINTMENT AS INTER-TEL.NET PROVIDER
     Inter-Tel hereby authorizes the Customer to interconnect with the Inter-Tel.net network enabling the customer to transmit IP data network traffic; subject to the terms and provisions of this Agreement.

1.2  DEFINITIONS

     1.2.1 AGREEMENT - "Agreement" shall mean this Network Agreement, including the attached Schedules.

     1.2.2 CONFIDENTIAL INFORMATION - "Confidential Information" shall mean information belonging to either party and delivered to the other Party which is deemed proprietary and confidential and belonging to the Party delivering the Confidential Information. In the event confidential information is required to be disclosed pursuant to a court order is required by any governmental authority or agency, prompt written notice of such order or requirement shall be given to the disclosing party and the receiving party shall fully cooperate with the disclosing party, using its best efforts to maintain the confidentiality of the information, including but not limited to, seeking protective orders from the court or governmental authority.

     1.2.3 CUSTOMER NETWORK - "Customer Network" shall mean the IP data network constructed, owned and/or operated by Customer.

     1.2.4 INTER-TEL.NET - "Inter-Tel.net" shall mean the Internet Protocol (IP) data network constructed, owned, and operated by Inter-Tel.net, Inc.

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     1.2.5  LOCAL EXCHANGE CARRIER - Company certified to provide public switched telephone network (PSTN) services. Both incumbent and the emerging competitive LEC's are included.

     1.2.6 NPA/NXX - NPA refers to the area code and NPA/NXX refers to the area code and prefix (the first six (6) digits) in the long distance dialing sequence.

     1.2.7 PLANNED SERVICE OUTAGE - "Planned Service Outage" shall mean any Service Outage caused by scheduled maintenance or planned enhancements or upgrades to the Network.

     1.2.8 POINT-OF-PRESENCE - (POP) - The physical location where the Inter-Tel.net Network interfaces with the customer or a local access vendor.

     1.2.9 PUBLIC SWITCHED TELEPHONE NETWORK - The public network operated by common carriers for switched telephone services.

     1.2.10 REGIONAL BELL OPERATING COMPANIES (RBOCs) - The regional operating companies formed at divestiture from AT&T, to provide local access to the public.

     1.2.11 SERVICE INTERCONNECTION DATE - The later of the date requested in the Service request by Customer or the date that Service has been installed and tested by Customer use.

     1.2.12 SERVICE OUTAGE - Shall mean a degradation in Service well below the industry standards, occurring in Inter-Tel.net's network, excluding: (i) Planned Service Outages; or, (ii) periods of degradation due to causes beyond the reasonable control of Inter-Tel.net.

     1.2.13 SERVICE REQUEST - Shall mean an order for Service transmitted to Inter-Tel.net via facsimile, online, or mail. Service requests will be remitted in accordance with Inter-Tel.net order format.

2.0  FEES
     Both parties acknowledge and agree for the payment of fees by the party incurring same including origination, termination, settlement and other provider fees as set forth on Schedule A attached hereto and made a part hereof for all purposes. Customer agrees that Inter-Tel shall have the right to amend the fees set forth on Schedule A with thirty (30) day's notice.

3.0  SERVICE

     3.1 Network Coverage - Inter-Tel.net shall add to or delete from network coverage, NPA's or NPAs/NXXs and/or other usage designations, at its sole discretion. Data may be passed by Inter-Tel.net for termination through Inter-Tel.net, or through the network of the Local Exchange Carrier ("LEC(s)") serving the area in which the data is to be terminated, or through long distance carriers.

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     3.2  Prices, Volume and Term Discounts, Service Availability -
Usage, recurring charges, volume discounts, installation and change order charges, minimum use commitments, and service availability for such Services are listed on Schedule A.

     3.3 Operations Support - Customer agrees to provide seven (7) day, twenty-four (24) hours a day support for their network.

4.0  FORMAT
     All data passed between the parties shall be in format compatible with and approved in advance by Inter-Tel.

5.0  UPDATED USAGE ESTIMATES
     Customer shall provide monthly updates, 30 days in advance in the format set forth on Schedule C, attached hereto, which will include usage estimates or information which may impact established trends in usage patterns. Customer acknowledges and agrees that any significant increases in usage not forecasted by the Customer may jeopardize the ability of Inter-Tel.net to meet the demand.

6.0  NETWORK BLOCKING CAPABILITY
     Based on the Customer submitted estimates of monthly minutes of use and busy hour minutes of capacity measurements for such terminating location, in the format set forth on Schedule C, Inter-Tel shall have reasonable blocking ability for excess usage above maximums, or at its discretion, switch out the excess minutes over the PSTN at the agreed prices in Schedule A. Customer shall have responsibility to provide an updated usage forecast with each Service Request.

7.0  NETWORK MANAGEMENT CONTROLS
     When call volumes increase substantially and facility segments cannot be accommodated in a timely manner, Inter-Tel.net may invoke network management controls to reduce the probability of excessive network congestion. Substantial call volume increases are changes which exceed the recorded busy day, busy hour minutes of capacity for the preceding 60 day, seasonally adjusted period. For new Service Requests, the estimated busy day, busy hour minutes will be the basis for identifying substantial call volumes.

8.0  NETWORK CONNECTION

     8.1 All connections to Inter-Tel.net are made through dedicated data connections between the Customer POP and Inter-Tel.net with sufficient bandwidth to insure call quality. All facilities will be designated using standard usage engineering principles.

     8.2 In order to insure call quality, the end to end turnaround time as measured by the industry standard ping should not exceed 100 milliseconds.

     8.3 Customer agrees that all VocalNet servers shall be covered under a software maintenance agreement with Inter-Tel to insure that all updates, upgrades and maintenance are consistent with Inter-Tel.net standards.

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9.0  INSTALLATION, SUPPORT AND MAINTENANCE OF SERVERS
     Unless otherwise contracted with Inter-Tel, Customer agrees that it shall be responsible for the installation, support and maintenance of all customer owned Servers and related products including, but not limited to, the fees and rental charges for colocation space and provision of dedicated lines and circuits necessary for the interconnection of the Customer network and related equipment and services into Inter-Tel.net up to and including the interface interconnection point. Customer further acknowledges appointment of Inter-Tel as agent as set forth on Schedule B, to obtain for Customer any dedicated line services as are agreed by the parties to be necessary for the installation, support and maintenance of the Customer's Servers with the Network.

     9.1 Service Outage - In the event a service outage occurs within Inter-Tel.net, Inter-Tel shall act promptly to repair the outage. Customer shall be relieved of minimum purchase requirements in a pro-rata fashion determined by the length of the service outage. In the event a service outage occurs within the Customer Network, customer shall act promptly to repair the outage.

     9.2 Planned Service Outage - Customer shall, when practical, be notified at lease five (5) days in advance of any Planned Service Outage.

10.0 USAGE MEASUREMENT

     10.1 Start of Usage Measurement - For all originating usage, measurement will commence when Inter-Tel.net sends the first supervisory signal, and answer supervision is received by Inter-Tel.net from the terminating end user, indicating that the termination end user has answered.

     10.2 Termination Of Usage Measurement - For all terminating usage, measurement will end when Inter-Tel.net receives disconnect supervision from the terminating end LEC switch and when the appropriate IP call control release messages is received or sent by Inter-Tel.net.

11.0 TERM AND TERMINATION
     This agreement shall be in effect for a period of one (1) year from the date hereof, and shall continue automatically for one year periods thereafter unless and until terminated by either party giving the other not less than sixty (60) days written notice before the expiration date. In the event of a breach of contract, this agreement shall be terminated by ten (10) days written notice by one party to the other and failure to note a breach of any provision of this Agreement by such party, or in the event either party ceases to function as a going business, becomes insolvent, commits an act of bankruptcy, is adjudged a bankrupt, makes a general assignment for the benefit of creditors, or if a receiver is appointed for all or substantially all of its property. At the termination of any service or of this Agreement, the Parties will, within five (5) business days, disconnect the interconnection circuit(s) provided between the parties.

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12.0 PAYMENT AND REVIEW PROCESS

     12.1 Payment Due Date - Customer agrees to pay all charges as set forth on Schedule A.

     12.2 Disputes - Customer shall have 60 days from invoice date to dispute any charges in writing. Written disputes should be addressed to the Vice President, Finance and sent by registered mail or courier (such as Federal Express or United Parcel Service). All charges, whether or not disputed in writing and received by the due date, are considered payable. The Parties shall provide one another with reasonably requested information for invoice validation including, but not limited to, the number of minutes of use.

     12.3 Review Process - Inter-Tel.net will review any amounts disputed in writing within (30) business days after receipt of the written dispute. If Inter-Tel.net determines that the Customer was billed in error, a credit for the amount billed incorrectly will appear on the next invoice. If the Customer does not agree with Inter-Tel.net's assessment, both parties agree to resolution through binding arbitration within thirty (30) days of Inter-Tel.net's determination that the bill was issued properly.

     12.4 Arbitration - Notwithstanding anything to the contrary herein, any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration at a mutually agreed upon location in Phoenix, Arizona; provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, by a panel of three (3) arbitrators, one
(1) selected by Inter-Tel.net, one (1) selected by Customer, and the third (3rd) selected by the other two (2) arbitrators. Each party shall pay its own expenses associated with such arbitration, including the expenses of any arbitrator selected by such party and 50% of the expenses of the third arbitrator. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties; and judgment in accordance with that decision may be entered in any court having jurisdiction thereof. In no event shall the arbitrators be authorized to grant any punitive, incidental or consequential damages of any nature or kind whatsoever.

     12.5 Suspension of Service - If customer does not make payment, Inter-Tel.net may suspend or cancel Service and terminate this Agreement after Inter-Tel.net has given Customer written notice and ten (10) days to cure the nonpayment.

     12.6 Monthly Purchase Minimums - Customer agrees to pay the greater of actual usage, or minimum usage which is computed by multiplying the total estimated usage times the billing rate for such usage on Schedule A.

     12.7 Billing Increments - Billing increments will be as set forth on Schedule A.

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13.0 EQUIPMENT AND INSTALLATION

     13.1 Inter-Tel.net shall provide, maintain, repair, operate and control the Inter-Tel.net owned facilities necessary for service up to the interconnection point where the Customer network interfaces with Inter-Tel.net.

     13.2 Neither Party shall adjust, align, or attempt to repair, the other Party's equipment except as expressly agreed to in advance in writing by the other Party. Neither Party's equipment shall be removed or relocated by the other Party.

14.0 WARRANTIES AND NETWORK STANDARDS

     14.1 Each party represents and warrants to the other Party that it has the right to provide the service specified herein, and that it is an entity, duly organized, validly existing and in good standing under the laws of its origin, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

     14.2 Inter-Tel.net represents and warrants to Customer that all services rendered by it hereunder shall be designed, produced, installed, furnished and in all aspects provided and maintained in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements and any other authorities having jurisdiction over the subject matter of this Agreement that were in effect at the time of such design.

     14.3 Inter-Tel represents and warrants to Customer that it shall at all times, comply with then current industry standards. The parties agree that if any party, in its sole reasonable discretion, determines that an emergency action is necessary to protect its own Network, the party may block any signals being transmitted over its Network by the other party whose signals do not meet the specifications included herein. The parties further agree that none of their respective obligations to one another under this Agreement shall be affected by any such blockage except that the party affected by such blockage shall be relieved of all obligations to make payments for charges relating to such service only during the period of time of such blockage and that no party shall have any obligation to the other party for any claim, judgement or liability resulting from such blockage.

     14.4 THERE ARE NO AGREEMENTS, WARRANTIES OR REPRESENTATIONS,
EXPRESSED OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN.

15.0 WARRANTY AND INDEMNIFICATION BY CUSTOMER.
     Customer warrants and agrees that all equipment owned and operated by Customer and interconnected with Inter-Tel.net shall be compatible with Inter-Tel.net and in compliance with any specific standards that may be additionally set forth on Schedule A. Customer further agrees to be responsible for any upgrades or enhancements necessary for its network to remain compatible with the Inter-Tel.net Network. Customer further warrants and agrees, that if Inter-

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Tel terminates usage over the network of Customer, that Customer will install and maintain all of Customer's network in accordance with industry standards for IP network usage in order to insure the quality of transmission usage equal to that of Inter-Tel.net.

16.0 CONFIDENTIAL OBLIGATION

     16.1 Neither party hereto shall disclose any confidential information ("Confidential Information") received from the other party nor use such information for purposes other than performance of this Agreement without getting prior written consent from the other party.
The Confidential Information shall be the information: (i) disclosed in writing and marked "Confidential", and (ii) if disclosed verbally, shall be confirmed in writing within seven (7) days following such disclosure, and (iii) any information contained in this Agreement and Schedules.
     16.2 The following information shall not be regarded as the Confidential Information:
     (i) information which, at the time of disclosure hereunder, was or thereafter becomes in the public domain through no willfulness or misconduct of the recipient;
     (ii) information which, prior to disclosure hereunder, was already in the recipient's possession either without limitation on disclosure to others or substantially becoming free of such limitation;
     (iii) information obtained by the recipient from a third party having an independent right to disclose this information; or
     (iv) information which is independently developed by the recipient.
     16.3 Information shall not be deemed confidential in the following cases: the information was previously known to the receiving party free of any obligation to keep it confidential at the time of its disclosures by the disclosing party; the information is or became publicly known through no wrongful act of the disclosing party; the information is rightfully received by the receiving party from a third party having no direct or indirect and/or confidential obligation to the disclosing party with respect to such information; the information is disclosed by the disclosing party to the public; or the information is independently developed by an employee, agent or contractor of the receiving party.

17.0 INDEMNITIES
     Each Party agrees to indemnify, defend and hold harmless the other Party from and against: (i) claims for libel, slander, infringement of copyrights or unauthorized use of trademark, trade name, or service mark arising out of the indemnifying Party's use or provision of Service; (ii) claims for patent infringement arising from the use of the facilities or equipment supplied by the indemnifying Party's containing or connecting facilities to use Inter-Tel.net; (iii) claims of third parties for damages and/or personal injuries arising out of the negligence or willful act or omission of the indemnifying Party or its agents, servants, employees, contractors representatives; and (iv) claims of third parties, including patrons or Customers of the indemnifying Party, arising out of, resulting from, or related to the indemnifying Party's resale or attempted resale of the Service(s) under this Agreement.


18.0 SURVIVAL CLAUSES

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     The provisions of Paragraph 15, 16, and 17 shall survive the termination or expiration of this Agreement.

19.0 DEFAULT

     19.1 A Party shall be deemed in default of this Agreement upon the occurrence of any one or more of the following events: (i) the filing of bankruptcy or making a general assignment for the benefit of creditors which is not dismissed or set aside within sixty (60) days of filing;
(ii) a Party violates any applicable laws, statutes, ordinances, codes or other legal requirements with respect to the Service and such violation(s) are not remedied within ten (10) business days after written notice thereof; or (iii) a Party fails to perform its obligations under this Agreement and such nonperformance is not remedied within ten (10) days in the case of payment obligations and otherwise within thirty (30) days after notice thereof.

     19.2 Inter-Tel shall grant customer thirty (30) days after any written notice of default herein required other than payment obligations, to cure any default. Should Customer fail to cure the default within the time, Inter-Tel shall be entitled to suspend Service and/or terminate this Agreement. Should Inter-Tel terminate this Agreement due to default by Customer, all amounts owned Inter-Tel shall become immediately due and payable.

     19.3 A party shall be deemed to be in default if, without thirty
(30) days written notice, any act or failure to act by the party with respect to its network causes or allows to be caused a cessation of operations of that network in such a manner that the other party cannot terminate usage over the defaulting party's network for a period in excess of twelve (12) hours. In such event, the defaulting party shall be responsible for the non defaulting party's losses to the extent necessary to terminate such usage over any other viable transmission means for said thirty day period.

20.0 AMENDMENT
     No amendment of this Agreement shall bind either party hereto unless reduced to writing and signed by authorized representatives of the respective parties.

21.0 LIMITATION OF LIABILITY
     NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, OR TO ANY OTHER ENTITY OR INDIVIDUAL, FOR INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, ANY LOST PROFITS OR REVENUES, REGARDLESS OF THE FORESEEABILITY THEREOF.

     Customer acknowledges and agrees that any product hardware or software may or may not have been approved for sale of use in foreign counties. The Customer agrees that any use or resale of the product into a foreign country could require registry approval of such country. Customer accepts full responsibility for complying with any and all of such requirements or regulations for such product(s) prior to distribution or use. Customer further agrees to indemnify and hold harmless Inter-Tel from and against all claims, liability, damages and expenses arising

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from any failure of Customer to obtain required approvals and/or to comply with any and all such regulations prior to distribution or use in a foreign country.

22.0 ENTIRE AGREEMENT
     This Agreement embodies the entire agreement and understanding between the parties hereto relative to the subject matter hereof and there are no understandings, agreements, conditions or representations, oral or written, expressed or implied, with reference to the subject matter hereof that are not merged herein or superseded hereby.

23.0 JURISDICTION AND VENUE
     This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona. Should a dispute occur between the parties hereto arising out of or in relation to implementation of this Agreement, the parties hereto agree that venue of the dispute shall be in Maricopa County, Arizona and that substantive and personal jurisdiction shall exist over the parties by virtue of the fact that payments are due in Phoenix, Arizona.

24.0 FORCE MAJEURE
     Except as to the payment of monies pursuant to this Agreement, each party to this Agreement shall be excused from performance hereunder for any period of time and to the extent that it is prevented from performing any of its obligations pursuant hereto, in whole or in part, as a result of delays caused by the other party or by an act of God, fire, explosion, transportation, contingencies, unusually severe weather, quarantine, restriction, epidemic, natural catastrophe, war, civil disturbance, acts of the government of the United States or of any State or governmental agency or official thereof, court order, labor dispute or shortage, third-party nonperformance, or other cause, events or circumstances beyond its reasonable control, and such nonperformance shall not be a default under this Agreement nor a ground for termination of this Agreement as long as the excused party makes reasonable efforts to remedy, if and to the extent reasonably possible, the cause for such nonperformance.

25.0 TAXES
     Each Party shall be fully responsible for the payment of any and all ad valorem, property, franchise, gross receipts, excise, access, bypass, sales or other local, state or federal taxes or charges applicable to property owned by it and for taxes on its net income. Customer agrees to any sales, use, gross receipts, excise, access, bypass or other local, state and federal taxes or charges applicable to the provisioning or sale of the Service provided by Inter-Tel.net. Any taxes to be paid by Customer shall be separately stated on the invoice. Prices shall not include any taxes for which Customer has furnished a valid exemption certificate.

26.0 REGULATIONS
     Each Party represents that it is not aware of any facts that would justify a complaint to the Federal Communications Commission or any state regulatory authority concerning the prices, terms or conditions of the transactions contemplated by this Agreement. The Parties also agree that in the event a decision by a telecommunications regulatory authority at the federal, state, or local level necessitates modifications in this Agreement, the Parties will negotiate in good faith to modify this Agreement in light of such decision.

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27.0 MISCELLANEOUS

     27.1 This Agreement does not appoint either Party as the agent or legal representative of the other Party and does not create a partnership or joint venture between Customer and Inter-Tel.net. Neither Party shall have any authority to make any agreement for or bind the other Party in any manner whatsoever except as set forth on Schedule B. This Agreement confers no rights of any kind upon any third party.

     27.2 The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms of conditions of this Agreement shall not be considered the waiver of any other term or condition, or of future compliance of the terms of this Agreement.

     27.3 If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts or provisions of this Agreement.

     27.4 Inter-Tel.net may terminate this Agreement without liability if: (i) the facilities used to provide Service are taken by exercise of condemnation or eminent domain; or (ii) the Inter-Tel.net facilities shall, in Inter-Tel.net's reasonable judgment, be made inoperable and beyond economically or technologically feasible repair.

     27.5 Acceptance of this Agreement is contingent upon signature by a representative of Inter-Tel only authorized to execute this Agreement.

     27.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one document.

     27.7 In the event that suit is brought and an attorney is retained by either Party to enforce the terms of this Agreement or to collect any money as due hereunder or to collect any money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, the reimbursement for reasonable attorney's fees, court costs, costs of investigations and other related expenses incurred in connection therewith.

     27.8 The parties agree not to disclose any of the items and conditions of this Agreement without the express written consent of the other party, except as may be required by law or governmental rule or regulations, or to establish either party's rights under this Agreement, provided, however, that if one party seeks to disclose for reasons not requiring the other party's consent, that party will limit the disclosure to the extent required, will allow the other party to review the information disclosed and will apply where available, for confidentiality, protective orders and the like. Any review under this paragraph will not be construed to make the reviewing party responsible for the content of any disclosure.

28.0 ASSIGNMENT

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     The Customer may not assign this Agreement without the prior written consent of Inter-Tel, which shall not be reasonably withheld. Any such assignment of this Agreement by Customer without consent shall be null and void.

29.0 NOTICES.
     Notices under this Agreement shall be in writing and delivered by certified mail, return receipt requested, to the persons whose names and business addresses appear below and such notice shall be effective on the date of receipt, or refusal of delivery, by the receiving Party.

     If to Inter-Tel.net (except billing disputes)
     Attention:     President
                    INTER-TEL.NET
                    120 North 44th Street
                    Suite #200
                    Phoenix, AZ 85034-1822

     Billing Disputes:

     Attention:     Vice President, Finance
                    INTER-TEL.NET
                    120 N. 44th Street
                    Suite #200
                    Phoenix, AZ 85034-1822
                    If to Customer:

                    ___________________________
                    ___________________________
                    ___________________________

     Service Request or Modifications or Cancellations:
          Attention: Director, Customer Service
          INTER-TEL.NET
          120 N. 44th Street
          Suite #200
          Phoenix, AZ 85034-1822

30.0 FINAL AGREEMENT
     This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements or understanding related to the Services described herein, and no representation, promise, inducement or statement of intention has been made by either party, which is not embodied herein. Inter-Tel shall not be bound by any agent's or employee's representations, promises or inducements not set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

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INTER-TEL.NET                      NETVOICE TECHNOLOGIES
                                   ----------------------------
                                          Customer


By: /s/                            By: /s/ BILL BEDRI
   ---------------------------        --------------------------

Its Director of Sales Inter-Tel.Net Its     Bill Bedri
   ---------------------------        --------------------------

Date   7/1/98                      Date   7/1/98
   ---------------------------        --------------------------


/s/ John Abbott
Vice President
October 21, 1998









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